STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/06/2001
                                                             010559310 - 3449007

                          CERTIFICATE OF INCORPORATION
                                       OF
                      American Resource Recovery Group Ltd.

     FIRST. The name of the Corporation is American Resource Recovery Group Ltd.

     SECOND. Its registered office in the State of Delaware is to be located at 30 Old Rudnick Lane, Suite 100 in the City of Dover, County of Kent. The Registered Agent in charge thereof is LEXIS Document Services Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is Seventy-Five Thousand (75,000) shares at $.01 Par Value per share.

     FIFTH. The name and mailing address of the incorporator is as follows:

                       LexisNexis Document Solutions Inc.
                         30 Old Rudnick Lane, Suite 100
                                 Dover, DE 19901

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or missions of such director occurring prior to such amendment.

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 6th day of November, 2001.

                          LexisNexis Document Solutions Inc., Incorporator

                          By:   /s/ Zvjezdana Sijan
                                -------------------------
                                    Zvjezdana Sijan, Assistant Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/18/2002
                                                             020248991 - 3449007



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      American Resource Recovery Group Ltd


     American Resource Recovery Group Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


     FIRST: That the corporation has not received any payment for any of its stock.

     SECOND: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST' so that, as amended, said Article shall be and read as follows:


          "FIRST: The name of the corporation is Alliance Recovery Corporation.'


     THIRD: That the said amendment has been consented to and authorized by the Board of Directors in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and shall be executed, acknowledged, filed and recorded in accordance with Section 103 of said General Corporation Law.

     In Witness Whereof, the corporation has caused this Certificate to be signed on this 18th day of April, 2002.

                                             /s/  Peter Vaisler
                                   -----------------------------------
                                   Name:          Peter Vaisler
                                   Title:         Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          Alliance Recovery Corporation

     Alliance Recovery Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation adopted the following resolution by Unanimous Consent:

          RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

          "FOURTH. The total number of shares of stock which this corporation is authorized to issue is Ten Million (10,000,000) shares at $0.01 par value for a total authorized capital of One Hundred Thousand ($100,000) dollars."

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware,

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by its Director/President this 22nd day of April, 2002.
              ------------------
                                             /s/  Peter Vaisler
                                   ----------------------------------------
                                   Name:          Peter Vaisler
                                   Title:         President



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/22/2002
                                                             020255470 - 3449007

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 11:11 AM 07/01/2004
                                                       FILED 11:12 AM 07/01/2004
                                                    SRV 040486298 - 3449007 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                          ALLIANCE RECOVERY CORPORATION

--------------------------------------------------------------------------------

     a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of
     ALLIANCE RECOVERY CORPORATION
     ---------------------------------------------------------------------------
     resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as
                                                      --------
     amended, said Article shall be and read as follows:

     The total number of shares which this corporation is authorized to issue is
     ---------------------------------------------------------------------------
     One Hundred Million (100,000,000) shares at $0.01 par value, per share
     ---------------------------------------------------------------------------

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, Rer share special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said ALLIANCE RECOVERY CORPORATION
                              --------------------------------------------------

     has caused this certificate to be signed by Peter Vaisler, an Authorized Officer, this 15th day of June, 2004

                              By:     /s/  Peter Vaisler
                                      ----------------------------------
                                           Authorized Officer

                              Title:       President
                                      ----------------------------------

                              Name:        PETER VAISLER
                                      ----------------------------------
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